News Release

Tuesday, October 11, 2005

Gannett Co., Inc. Reports Third Quarter Results

    McLEAN, VA - Gannett Co., Inc. (NYSE: GCI) reported today that 2005 third quarter earnings from operations per diluted share were $1.14 including income from discontinued operations of 1 cent per diluted share. Diluted earnings per share from continuing operations, on a GAAP (generally accepted accounting principles) basis were $1.13 for the third quarter compared to $1.16 in the third quarter of 2004.

    During the quarter, the company completed an exchange of assets with Knight Ridder, Inc. in which Knight Ridder received from Gannett The (Boise) Idaho Statesman, and two newspapers in the state of Washington: The (Olympia) Olympian, and The Bellingham Herald. In return, Gannett received the Tallahassee (FL) Democrat and cash consideration. This exchange was accounted for as a sale of discontinued operations and a purchase of the Tallahassee newspaper. Operating results for the third quarter and year-to-date exclude contributions from the former Gannett properties which have been reclassified to income from discontinued operations. Income from discontinued operations totaled $3.6 million in the quarter or 1 cent per diluted share and $14.6 million or 6 cents per diluted share year-to-date. The exchange also resulted in a third quarter after-tax gain of $18.8 million or 8 cents per diluted share which is also included in discontinued operations. Therefore, diluted earnings per share, including both the income and the gain from discontinued operations, were $1.22 for the quarter.

    In addition, the company and MediaNews Group announced the reorganization of the Detroit Newspaper Agency during the quarter. As part of the transaction, Knight Ridder sold its newspaper interests in Detroit to Gannett and MediaNews Group and the two newspaper publishers formed the Detroit Newspaper Partnership, L.P. MediaNews Group acquired The Detroit News from Gannett and Gannett acquired the Detroit Free Press. Beginning August 1, 2005, Detroit's results have been fully consolidated in the financial statements of Gannett along with a minority interest charge for MediaNews Group's interest. Prior to that date, the results from the company's 50 percent interest in Detroit had been reported in other operating revenue.

    Diluted earnings per share for the first nine months of 2005, including the income and the gain from discontinued operations were $3.62 per diluted share. Diluted earnings per share from continuing operations totaled $3.49 versus $3.41 for the same interval in 2004.

CONTINUING OPERATIONS

    Operating revenues rose 4.1 percent to $1.86 billion in the third quarter reflecting the full consolidation of Detroit newspaper operations beginning on August 1, 2005. If Gannett had owned the same complement of properties for the full quarters in 2005 and 2004, revenues from continuing operations would have declined almost 1 percent. Operating expenses for the quarter rose 8.0 percent. This increase was principally the result of the full consolidation of the Detroit newspaper operations. On a pro forma basis, operating expenses rose approximately 1.4 percent. Operating cash flow (defined as operating income plus depreciation and amortization) was $540.9 million in the quarter versus $563.4 million in the year-ago quarter. Net income was $274.6 million in the quarter compared with $304.8 million in the third quarter of 2004.

    For the first nine months of 2005, operating revenues increased 3.7 percent to $5.54 billion. If Gannett had owned the same complement of properties for the full nine month period in 2005 and 2004, revenues from continuing operations would have increased 1.3 percent. Net income was $868.0 million compared with $923.4 million for the nine month interval in 2004.

    Average diluted shares outstanding in the third quarter totaled 244,013,000 compared with 263,804,000 in 2004's third quarter. Approximately 3.6 million shares were repurchased during the quarter.

    Commenting on the company's results, Craig A. Dubow, President and CEO, said: "In the third quarter of last year, the company benefited from over $50 million of Summer Olympics and politically-related advertising. The absence of these events combined with softer ad demand in the auto category unfavorably impacted our broadcasting segment results. Our domestic newspapers posted solid revenue gains driven by classified advertising demand, particularly employment and real estate. However, our UK operations continue to be challenged by the slowing UK economy resulting in lower ad demand. Higher newsprint expense and higher interest costs also tempered our results in the quarter. Looking ahead, the fourth quarter will also be affected by comparisons to the almost $50 million of politically-related ad demand from last year's fall elections and a continuing soft advertising outlook in the UK."

NEWSPAPERS

    Newspaper results in the quarter and year-to-date include Tallahassee (acquired August 29, 2005), 100 percent of the Detroit Newspaper Partnership (established August 2005), PointRoll, Inc. (acquired in June 2005), Hometown Communications (acquired in March 2005) and NurseWeek (acquired in February 2004).

    Total newspaper segment operating revenues were $1.70 billion for the quarter, a 7.1 percent increase year-over-year. Assuming Gannett had owned the same group of properties in both the third quarter of 2005 and 2004, advertising revenues would have risen 1.1 percent. On the same basis, classified advertising advanced 1.4 percent; local advertising revenues rose 1.3 percent while national revenues were flat. Total newspaper segment operating cash flow, which includes USA TODAY and our UK properties, was up 3.2 percent to $484.3 million, versus $469.3 million in the same quarter of 2004.

    Total newspaper segment operating expenses increased 9.0 percent in the quarter due principally to the full consolidation of Detroit operations. Newsprint costs rose 7.7 percent substantially due to the inclusion of 100 percent of the Detroit operations. Assuming Gannett had owned the same group of newspaper properties for all of the third quarter of 2005 and 2004, newspaper operating expenses would have risen 1.7 percent.

    At USA TODAY, advertising revenues declined 2.7 percent in the third quarter reflecting the absence of Summer Olympics-related ad demand. Paid advertising pages totaled 981 compared with 1,082 in 2004's third quarter, a 9.3 percent decline. For the year-to-date, USA TODAY's advertising revenues were slightly ahead of last year and paid pages totaled 3,273 compared with 3,448 for the same period in 2004.

BROADCASTING

    Broadcasting segment results in the quarter and year-to-date include Captivate Network, Inc., (acquired in April 2004). In the third quarter, broadcasting revenues declined 19.3 percent to $166.4 million from $206.2 million in the year-ago quarter. The decline reflects the absence of over $50 million of Summer Olympics and politically-related advertising demand that benefited results for the third quarter of 2004. Broadcasting operating cash flow was $69.0 million compared to $106.6 million in the corresponding interval in 2004. Broadcasting segment operating expenses fell 1.9 percent for the quarter.

    Excluding Captivate, television revenues declined 20.1 percent and operating expenses were 2.6 percent lower.

NON-OPERATING ITEMS

    Interest expense was $55.0 million in the quarter versus $35.8 million in the third quarter of 2004, reflecting both higher short term interest rates and higher debt balances related to share repurchase activity and acquisitions. Other non-operating expense primarily reflects non-operating charges for minority interest and Internet investments, in part offset by investment income.

    At the end of the quarter, Gannett had more than 100 domestic publishing Web sites, including USATODAY.com, one of the most popular newspaper sites on the Web. The company also had Web sites in all of its 19 television markets. In September, Gannett's consolidated domestic Internet audience share totaled 21.4 million unique visitors reaching approximately 14 percent of the Internet audience according to Nielsen//NetRatings. Newsquest is also an Internet leader in the United Kingdom where its network Web sites attracted 120 million monthly page impressions from approximately 11 million unique users in the third quarter.

* * *

    All references in this release and attachments to "operating cash flow" are to a non-GAAP financial measure. Management believes that use of this measure allows investors and management to analyze and compare the company's performance in a more meaningful and consistent manner. A reconciliation of these non-GAAP amounts to the company's consolidated statements of income is presented on an attachment.

    As previously announced, the company will hold an earnings conference call at 10:00 a.m. EDT today. The call can be accessed via a live Webcast through the Investor Relations section of the company's Web site, www.gannett.com, or listen-only conference lines, by dialing 1-800-967-7134 (in the U.S.) and 719-457-2625 (outside the U.S.) at least 10 minutes prior to the scheduled start of the call. The confirmation code for the conference call is 8363664. Replay of the conference call will be available about two hours after the live call. To access the replay, dial 1-888-203-1112 (in the U.S.) and 719-457-0820 (outside the U.S.). The confirmation code for the replay is 8363664. Materials related to the call will be available through the Investor Relations section of the company's Web site Wednesday morning.

    Gannett Co., Inc. is a leading international news and information company that publishes 99 daily newspapers in the USA, including USA TODAY, the nation's largest-selling daily newspaper. The company also owns more than 900 non-daily publications in the USA and USA WEEKEND, a weekly newspaper magazine. Gannett subsidiary Newsquest is the United Kingdom's second largest regional newspaper company. Newsquest publishes more than 300 titles, including 17 daily newspapers, and a network of prize-winning Web sites. Gannett also operates 21 television stations in the United States and is an Internet leader with sites sponsored by its TV stations and newspapers including USATODAY.com, one of the most popular news sites on the Web.

    Certain statements in this press release may be forward looking in nature or "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements. A number of those risks, trends and uncertainties are discussed in the company's SEC reports, including the company's annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors.

    Gannett is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

For investor inquiries, contact:

Jeff Heinz

Director, Investor Relations

703-854-6917

jheinz@gannett.com

For media inquiries, contact:

Tara Connell

Vice President of Corporate Communications

703-854-6049

tjconnel@gannett.com

# # #
CONSOLIDATED STATEMENTS OF INCOME
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)

                                  Thirteen weeks ended            % Inc
                               Sept. 25,2005    Sept. 26,2004      (Dec)
Net Operating Revenues:
Newspaper advertising           $   1,274,323    $   1,184,820       7.6
Newspaper circulation                 316,242          299,764       5.5
Broadcasting                          166,358          206,170     (19.3)
Other                                 107,980          100,868       7.1
                                -------------    -------------     ------
Total                               1,864,903        1,791,622       4.1
                                -------------    -------------     ------
Operating Expenses:
Cost of sales and operating
 expenses, exclusive of
 depreciation                       1,020,307          941,178       8.4
Selling, general and
 administrative expenses,
 exclusive of depreciation            303,651          287,008       5.8
Depreciation                           60,954           56,951       7.0
Amortization of intangible
 assets                                 6,783            2,972     128.2
                                -------------    -------------     ------
Total                               1,391,695        1,288,109       8.0
                                -------------    -------------     ------
Operating income                      473,208          503,513      (6.0)
                                -------------    -------------     ------
Non-operating income
 (expense):
Interest expense                      (54,993)         (35,771)     53.7
Other                                  (5,700)          (6,496)    (12.3)
                                -------------    -------------     ------
Total                                 (60,693)         (42,267)     43.6
                                -------------    -------------     ------

Income before income taxes            412,515          461,246     (10.6)
Provision for income taxes            137,900          156,400     (11.8)
                                -------------    -------------     ------
Income from continuing
    operations                  $     274,615    $     304,846      (9.9)
                                -------------    -------------     ------
Discontinued Operations:
  Income from the operation of
  discontinued operations,
  net of tax                            3,639            5,363     (32.1)

  Gain on sale of newspaper
  businesses, net of tax               18,755             -          ***
                                -------------    -------------     ------
Net income                      $     297,009    $     310,209      (4.3)
                                =============    =============     ======

Earnings from continuing
operations per share-basic              $1.13            $1.17      (3.4)

Earnings from discontinued
operations:
  Discontinued operations
  per share-basic                        0.01             0.02     (50.0)

  Gain on sale of newspaper
  businesses
  per share-basic                        0.08              -         ***
                                -------------    -------------     ------
Net income per share-basic              $1.22            $1.19       2.5
                                =============    =============     ======

Earnings from continuing
operations per share-diluted            $1.13            $1.16      (2.6)

Earnings from discontinued
operations:
  Discontinued operations
  per share-diluted                      0.01             0.02     (50.0)

  Gain on sale of newspaper
  businesses
  per share-diluted                      0.08              -          ***
                                -------------    -------------     ------
Net income per share-diluted            $1.22            $1.18       3.4
                                =============    =============     ======

Dividends per share                     $0.29            $0.27       7.4
                                =============    =============     ======

Note: Beginning August 1, 2005, Newspaper publishing results (revenues and expenses) reflect 100% of Detroit newspaper operations. Prior to that date, the company's 50% interest in Detroit's operating income was reflected in
      Other revenues.

CONSOLIDATED STATEMENTS OF INCOME
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)

                                  Thirty-nine weeks ended          % Inc
                             Sept. 25, 2005    Sept. 26, 2004       (Dec)
Net Operating Revenues:
Newspaper advertising           $   3,767,007    $   3,556,536       5.9
Newspaper circulation                 935,281          908,922       2.9
Broadcasting                          528,803          588,148     (10.1)
Other                                 312,894          293,543       6.6
                                -------------    -------------     ------
Total                               5,543,985        5,347,149       3.7
                                -------------    -------------     ------
Operating Expenses:
Cost of sales and operating
 expenses, exclusive of
 depreciation                       2,972,037        2,805,100       6.0
Selling, general and
 administrative expenses,
 exclusive of depreciation            895,705          851,003       5.3
Depreciation                          190,555          173,535       9.8
Amortization of intangible
 assets                                15,284            8,310      83.9
                                -------------    -------------     ------
Total                               4,073,581        3,837,948       6.1
                                -------------    -------------     ------
Operating income                    1,470,404        1,509,201      (2.6)
                                -------------    -------------     ------
Non-operating income
 (expense):
Interest expense                     (148,355)         (99,604)     48.9
Other                                 (19,659)         (10,653)     84.5
                                -------------    -------------     ------
Total                                (168,014)        (110,257)     52.4
                                -------------    -------------     ------

Income before income taxes          1,302,390        1,398,944      (6.9)
Provision for income taxes            434,400          475,500      (8.6)
                                -------------    -------------     ------
Income from continuing
   operations                   $     867,990    $     923,444      (6.0)
                                -------------    -------------     ------
Discontinued Operations:
  Income from the operation of
  discontinued operations,
  net of tax                           14,644           15,605      (6.2)

  Gain on sale of newspaper
  businesses, net of tax               18,755             -          ***
                                -------------    -------------     ------
Net income                     $      901,389   $      939,049      (4.0)
                                =============    =============     ======

Earnings  from continuing
operations per share-basic              $3.51            $3.45       1.7

Earnings  from discontinued
operations:
  Discontinued operations
  per share-basic                        0.06             0.06       0.0

  Gain on sale of newspaper
  businesses
  per share-basic                        0.08              -         ***
                                -------------    -------------     ------
Net income per share-basic              $3.65            $3.51       4.0
                                =============    =============     ======

Earnings  from continuing
operations per share-diluted            $3.49            $3.41       2.3

Earnings  from discontinued
operations:
  Discontinued operations
  per share-diluted                      0.06             0.06       0.0

  Gain on sale of newspaper
  businesses
  per share-diluted                      0.08              -          ***
                                -------------    -------------     ------
Net income per share-diluted            $3.62            $3.47       4.3
                                =============    =============     ======

Dividends per share                     $0.83            $0.77       7.8
                                =============    =============     ======

Note: Beginning August 1, 2005, Newspaper publishing results (revenues and expenses) reflect 100% of Detroit newspaper operations. Prior to that date, the company's 50% interest in Detroit's operating income was reflected in
      Other revenues.

BUSINESS SEGMENT INFORMATION
Gannett Co., Inc. and Subsidiaries
Excluding discontinued operations
Unaudited, in thousands of dollars

                                  Thirteen weeks ended          % Inc
                            Sept. 25, 2005   Sept. 26, 2004      (Dec)
Net Operating Revenues:
Newspaper publishing        $   1,698,545    $   1,585,452        7.1
Broadcasting                      166,358          206,170      (19.3)
                            -------------    -------------     ------
Total                       $   1,864,903    $   1,791,622        4.1
                            =============    =============     ======
Operating Income (net
 of depreciation and
 amortization):
Newspaper publishing        $     428,614    $     420,876        1.8
Broadcasting                       61,281           99,030      (38.1)
Corporate                         (16,687)         (16,393)      (1.8)
                            -------------    -------------     ------
Total                       $     473,208    $     503,513       (6.0)
                            =============    =============     ======
Depreciation and
 Amortization:
Newspaper publishing        $      55,638    $      48,445       14.8
Broadcasting                        7,755            7,540        2.9
Corporate                           4,344            3,938       10.3
                            -------------    -------------     ------
Total                       $      67,737    $      59,923       13.0
                            =============    =============     ======
Operating Cash Flow:
Newspaper publishing        $     484,252    $     469,321        3.2
Broadcasting                       69,036          106,570      (35.2)
Corporate                         (12,343)         (12,455)       0.9
                            -------------    -------------     ------
Total                       $     540,945    $     563,436       (4.0)
                            =============    =============     ======

Broadcasting includes results from the company's 21 television stations and
Captivate Network, Inc. Captivate is a national news and entertainment network which delivers programming and full motion video advertising through wireless digital video screens in elevators of premier office towers. Captivate was acquired in early April 2004.

Operating Cash Flow represents operating income for each of the company's business segments plus related depreciation and amortization expense. See attachment for reconciliation of amounts to the Consolidated Statements of
Income.

Note: Beginning August 1, 2005, Newspaper publishing results (revenues and expenses) reflect 100% of Detroit newspaper operations. Prior to that date, the company's 50% interest in Detroit's operating income was reflected in
      Other revenues.
BUSINESS SEGMENT INFORMATION
Gannett Co., Inc. and Subsidiaries
Excluding discontinued operations
Unaudited, in thousands of dollars

                                  Thirty-nine weeks ended        % Inc
                            Sept. 25, 2005    Sept. 26, 2004     (Dec)
Net Operating Revenues:
Newspaper publishing        $   5,015,182    $   4,759,001        5.4
Broadcasting                      528,803          588,148      (10.1)
                            -------------    -------------     ------
Total                       $   5,543,985    $   5,347,149        3.7
                            =============    =============     ======
Operating Income (net
 of depreciation and
 amortization):
Newspaper publishing        $   1,310,441    $   1,283,617        2.1
Broadcasting                      210,704          275,479      (23.5)
Corporate                         (50,741)         (49,895)      (1.7)
                            -------------    -------------     ------
Total                       $   1,470,404    $   1,509,201       (2.6)
                            =============    =============     ======
Depreciation and
 Amortization:
Newspaper publishing        $     170,208    $     148,059       15.0
Broadcasting                       23,399           21,971        6.5
Corporate                          12,232           11,815        3.5
                            -------------    -------------     ------
Total                       $     205,839    $     181,845       13.2
                            =============    =============     ======
Operating Cash Flow:
Newspaper publishing        $   1,480,649    $   1,431,676        3.4
Broadcasting                      234,103          297,450      (21.3)
Corporate                         (38,509)         (38,080)      (1.1)
                            -------------    -------------     ------
Total                       $   1,676,243    $   1,691,046       (0.9)
                            =============    =============     ======

Broadcasting includes results from the company's 21 television stations and
Captivate Network, Inc. Captivate is a national news and entertainment network which delivers programming and full motion video advertising through wireless digital video screens in elevators of premier office towers. Captivate was acquired in early April 2004.

Operating Cash Flow represents operating income for each of the company's business segments plus related depreciation and amortization expense. See attachment for reconciliation of amounts to the Consolidated Statements of
Income.

Note:  Beginning August 1, 2005, Newspaper publishing results (revenues and expenses)
 reflect 100% of Detroit newspaper operations. Prior to that date, the company's
 50% interest in Detroit's operating income was reflected in Newspaper publishing revenues.

NON-GAAP FINANCIAL INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars

"Operating Cash Flow", a non-GAAP measure, is defined as operating income plus depreciation and amortization of intangible assets.
Management believes that the use of this measure allows investors and management to measure, analyze and compare the cash resources generated from its business segment operations in a meaningful and consistent manner. The focus on operating cash flow is appropriate given the consistent and generally predictable strength of cash flow generation by newspaper and television operations, and the short period of time it takes to convert new orders to cash.

A reconciliation of these non-GAAP amounts to the company's operating income, which the company believes is the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's consolidated statements of income, follows:

Thirteen weeks ended September 25, 2005

                   Newspaper                            Consolidated
                  Publishing   Broadcasting Corporate      Total
                  ----------   ----------   ---------   ------------

Operating
 cash flow        $  484,252   $   69,036   $ (12,343)  $    540,945
Less:
Depreciation         (49,026)      (7,584)     (4,344)       (60,954)
Amortization          (6,612)        (171)        -           (6,783)
                  ----------   ----------   ---------   ------------
Operating Income  $  428,614   $   61,281   $ (16,687)  $    473,208
                  ==========   ==========   =========   ============

Thirteen weeks ended September 26, 2004

                   Newspaper                            Consolidated
                  Publishing   Broadcasting Corporate      Total
                  ----------   ----------   ---------   ------------

Operating
 cash flow        $  469,321   $  106,570   $ (12,455)  $    563,436
Less:
Depreciation         (45,786)      (7,227)     (3,938)       (56,951)
Amortization          (2,659)        (313)                   (2,972)
                  ----------   ----------   ---------   ------------
Operating Income  $  420,876   $   99,030   $ (16,393)  $    503,513
                  ==========   ==========   =========   ============

Thirty-nine weeks ended September 25, 2005

                   Newspaper                            Consolidated
                  Publishing   Broadcasting Corporate      Total
                  ----------   ----------   ---------   ------------

Operating
 cash flow        $1,480,649   $  234,103  $ (38,509)   $  1,676,243
Less:
Depreciation        (155,750)     (22,573)   (12,232)       (190,555)
Amortization         (14,458)        (826)       -           (15,284)
                  ----------   ----------   ---------   ------------
Operating Income  $1,310,441   $  210,704  $ (50,741)   $  1,470,404
                  ==========   ==========   =========   ============

Thirty-nine weeks ended September 26, 2004

                   Newspaper                            Consolidated
                  Publishing   Broadcasting Corporate      Total
                  ----------   ----------   ---------   ------------

Operating
 cash flow        $1,431,676   $  297,450   $(38,080)  $  1,691,046
 Less:
Depreciation        (140,062)     (21,658)   (11,815)      (173,535)
Amortization          (7,997)        (313)        -          (8,310)
                  ----------   ----------   ---------   ------------
Operating Income  $1,283,617   $  275,479   $(49,895)  $  1,509,201
                  ==========   ==========   =========   ============